Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in Registration Statements on Form S-8 No. 333-234230, 333-252228 and 333-263239 of our report dated March 31, 2022, of INVO Bioscience, Inc. relating to the audit of the consolidated financial statements as of December 31, 2021 and 2020, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statements.

/s/ M&K CPA’s, PLLC

Houston, TX
April 12, 2022